EXHIBIT 99

PRESS RELEASE

Scripps Networks Interactive reports third quarter financial results

•	Revenues of $566 million, up 12 percent

•	Segment profit of $251 million, up 15 percent

•	Income from continuing operations of $0.78 per share, up 20 percent

For immediate release

Nov. 1, 2012

KNOXVILLE, Tenn. – Scripps Networks Interactive, Inc. (NYSE: SNI) today reported operating results for the third quarter 2012.

Consolidated revenues for the quarter increased 12 percent to $566 million from the prior-year period. Results for the three-month period ended Sept. 30 reflect strong advertising revenue of $377 million, up 10 percent, and affiliate fee revenue of $175 million, up 18 percent year-over-year.

Expenses for the quarter increased 11 percent from the prior-year period to $315 million. The increase was driven primarily by higher employee costs and investments in planned domestic and international growth initiatives. Also contributing to the increase was higher marketing and promotional expenses to drive viewership at all of the company’s lifestyle television networks.

Total segment profit increased 15 percent to $251 million. (See note 2 for a definition of segment profit).

Third quarter income from continuing operations attributable to Scripps Networks Interactive was $118 million, or $0.78 per diluted share, compared with $105 million, or $0.65 per diluted share, in the third quarter 2011.

“Our positive third quarter results demonstrate in a powerful way the ubiquitous nature of our popular lifestyle brands,” said Kenneth W. Lowe, chairman, president and chief executive officer of Scripps Networks Interactive. “Our networks and related businesses engage millions of media consumers every day, not just on television, but on smart phones, tablets, newsstands and in thousands of retail outlets across America. We’ve established ourselves as clear leaders in our ability to influence consumer purchasing decisions in the home, food and travel categories. And in the process, we’ve created tremendous value for our shareholders,” Lowe said.

Revenues by network were as follows:

•	Food Network was $199 million, up 11 percent.

•	HGTV was $195 million, up 8.1 percent.

•	Travel Channel was $68.9 million, up 10 percent.

•	DIY Network was $29.9 million, up 26 percent.

•	Cooking Channel was $21.6 million, up 31 percent.

•	Great American Country (GAC) was $6.9 million, up 15 percent.

Revenue from the company’s digital businesses, which include its network-branded websites, was $27.7 million, up 12 percent.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s third quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1085 (U.S.) or 612-288-0337 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Third Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET Nov. 1 until 11:59 p.m. ET Nov. 15. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 266000. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2011 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of lifestyle-oriented content for television and the Internet, where on-air programming is complemented with online video, social media areas and e-commerce components on companion websites and broadband vertical channels. The company’s media portfolio includes popular lifestyle television and Internet brands Food Network, HGTV, Travel Channel, DIY Network, Cooking Channel and country music network Great American Country.

Contact:

Mark Kroeger, Scripps Networks Interactive, Inc., 865-560-5007

E-mail: mark.kroeger@scrippsnetworks.com

Mike Gallentine, Scripps Networks Interactive, Inc., 865-560-4473

E-mail: mgallentine@scrippsnetworks.com

2

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended September 30,			Nine months ended September 30,
(in thousands, except per share data)	2012	2011	Change	2012	2011	Change
Operating revenues	$566,186	$503,744	12.4%	$1,702,517	$1,518,559	12.1%
Cost of services, excluding depreciation and amortization of intangible assets	(156,297)	(147,563)	5.9%	(444,981)	(383,271)	16.1%
Selling, general and administrative	(158,823)	(137,710)	15.3%	(482,554)	(415,466)	16.1%
Depreciation and amortization of intangible assets	(28,978)	(22,736)	27.5%	(79,432)	(66,471)	19.5%
Gains (losses) on disposal of property and equipment	(16)	82		(102)	63

Operating income	222,072	195,817	13.4%	695,448	653,414	6.4%
Interest expense	(12,518)	(9,157)	36.7%	(37,945)	(26,348)	44.0%
Equity in earnings of affiliates	11,240	7,035	59.8%	46,267	29,717	55.7%
Miscellaneous, net	1,667	(23,972)		12,689	(23,504)

Income from continuing operations before income taxes	222,461	169,723	31.1%	716,459	633,279	13.1%
Provision for income taxes	(65,653)	(33,183)	97.9%	(211,277)	(174,866)	20.8%

Income from continuing operations, net of tax	156,808	136,540	14.8%	505,182	458,413	10.2%
Income (loss) from discontinued operations, net of tax		(6,552)			(61,252)

Net income	156,808	129,988	20.6%	505,182	397,161	27.2%
Net income attributable to noncontrolling interests	(38,398)	(31,385)	22.3%	(129,505)	(120,604)	7.4%

Net income attributable to SNI	$118,410	$98,603	20.1%	$375,677	$276,557	35.8%

Income from continuing operations attributable to SNI common shareholders per basic share of common stock	$0.79	$0.65		$2.46	$2.03

Income from continuing operations attributable to SNI common shareholders per diluted share of common stock	$0.78	$0.65		$2.44	$2.02

Weighted average basic shares outstanding	149,985	161,789		152,731	166,318

Weighted average diluted shares outstanding	151,201	162,276		153,905	167,314

Net income per share amounts may not foot since each is calculated independently.

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

	As of
(unaudited) (in thousands, except per share data)	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$439,238	$760,092
Accounts receivable (less allowances: 2012- $5,344; 2011- $5,000)	530,178	553,022
Programs and program licenses	392,141	336,305
Other current assets	71,203	66,549

Total current assets	1,432,760	1,715,968
Investments	477,551	455,267
Property and equipment, net	223,205	219,845
Goodwill	573,482	510,484
Other intangible assets, net	648,243	556,095
Programs and program licenses (less current portion)	367,642	299,089
Unamortized network distribution incentives	27,842	46,239
Other non-current assets	149,248	158,683

Total Assets	$3,899,973	$3,961,670

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,422	$12,482
Program rights payable	42,422	50,402
Customer deposits and unearned revenue	38,276	52,814
Employee compensation and benefits	47,694	49,920
Accrued marketing and advertising costs	7,662	6,838
Other accrued liabilities	64,440	60,443

Total current liabilities	209,916	232,899
Deferred income taxes	65,935	100,002
Long-term debt	1,384,148	1,383,945
Other liabilities (less current portion)	209,964	148,429

Total liabilities	1,869,963	1,865,275

Redeemable noncontrolling interest	115,722	162,750

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par—authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A—authorized: 240,000,000 shares; issued and outstanding: 2012—115,461,988 shares; 2011—122,828,359 shares	1,155	1,228
Voting—authorized: 60,000,000 shares; issued and outstanding: 2012—34,317,173 shares; 2011—34,317,173 shares	343	343

Total	1,498	1,571
Additional paid-in capital	1,381,362	1,346,429
Retained earnings	272,750	364,073
Accumulated other comprehensive income (loss)	(24,701)	(33,347)

Total SNI shareholders’ equity	1,630,909	1,678,726
Noncontrolling interest	283,379	254,919

Total equity	1,914,288	1,933,645

Total Liabilities and Equity	$3,899,973	$3,961,670

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)	Nine months ended September 30,
(in thousands)	2012	2011
Cash Flows from Operating Activities:
Net income	$505,182	$397,161
Loss (income) from discontinued operations		61,252

Income from continuing operations, net of tax	505,182	458,413
Depreciation and amortization of intangible assets	79,432	66,471
Amortization of network distribution costs	18,397	31,634
Program amortization	355,850	313,349
Equity in earnings of affiliates	(46,267)	(29,717)
Program payments	(478,931)	(375,485)
Capitalized network distribution incentives	(2,948)	(6,752)
Dividends received from equity investments	45,096	28,299
Deferred income taxes	(53,164)	(1,357)
Stock and deferred compensation plans	30,838	19,347
Changes in certain working capital accounts:
Accounts receivable	30,837	(9,090)
Other assets	(10,619)	(1,643)
Accounts payable	(5,381)	(1,104)
Accrued employee compensation and benefits	417	(5,271)
Accrued income taxes	(11,660)	25,221
Other liabilities	(19,727)	12,077
Other, net	(3,755)	7,800

Cash provided by (used in) continuing operating activities	433,597	532,192
Cash provided by (used in) discontinued operating activities		13,253

Cash provided by (used in) operating activities	433,597	545,445

Cash Flows from Investing Activities:
Additions to property and equipment	(34,058)	(37,355)
Purchase of long-term investments		(410,759)
Purchase of note receivable due from UKTV		(134,077)
Collections (funds advanced) on note receivable	13,613
Purchase of subsidiary companies, net of cash acquired	(119,036)
Purchase of noncontrolling interest		(3,400)
Other, net	(15,777)	2,854

Cash provided by (used in) continuing investing activities	(155,258)	(582,737)
Cash provided by (used in) discontinued investing activities	10,000	141,786

Cash provided by (used in) investing activities	(145,258)	(440,951)

Cash Flows from Financing Activities:
Increase in long-term debt		100,000
Dividends paid	(55,032)	(45,778)
Dividends paid to noncontrolling interests	(148,181)	(58,676)
Noncontrolling interest capital contribution		52,804
Repurchase of Class A common stock	(500,251)	(400,000)
Proceeds from stock options	89,019	18,667
Other, net	5,190	(6,505)

Cash provided by (used in) financing activities	(609,255)	(339,488)

Effect of exchange rate changes on cash and cash equivalents	62	399

Increase (decrease) in cash and cash equivalents	(320,854)	(234,595)
Cash and cash equivalents:
Beginning of year	760,092	549,897

End of period	$439,238	$315,302

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$39,599	$32,689
Income taxes paid	254,746	137,382

Notes to Results of Operations

1. OTHER CHARGES AND CREDITS

In August 2011, the Company announced that SNI would be acquiring a 50-percent equity interest in UKTV for £239 million and £100 million to acquire the outstanding preferred stock and debt due to Virgin Media, Inc. from UKTV. To minimize the cash flow volatility resulting from British Pound to U.S. dollar currency exchange rate changes, we subsequently entered into foreign currency forward contracts that effectively set the U.S. dollar value for the transaction. We settled these foreign currency exchange forward contracts around the September 30, 2011 closing of the transaction and recognized losses from the contracts totaling $25.3 million. These losses reported within the “Miscellaneous” caption in our consolidated statements of operations reduced net income attributed to SNI $15.7 million, $.10 per share.

Our tax provision in the third quarter of 2011 includes favorable adjustments attributed to reaching agreements with certain tax authorities for positions taken in prior period returns and adjustments to foreign income items, state apportionment factors and credits reflected in our filed tax returns. Net income attributable to SNI was increased $14.5 million, $.09 per share.

During the second quarter of 2011, our Board of Directors approved the sale of our Shopzilla business and its related online comparison shopping brands. We received consideration totaling approximately $160 million upon finalizing the sale of the business on May 31, 2011. The results of operations for this business have been retrospectively presented as discontinued operations within our consolidated financial statements for all periods. Discontinued operations in the second quarter of 2011 reflect a loss on divestiture of $53.3 million related to the sale of the Shopzilla business. No income tax benefit related to the capital losses attributed to the sale was recognized. Year-to-date net income attributable to SNI was decreased $.31 per share.

In August 2010, we contributed the Cooking Channel to the Food Network Partnership (the “Partnership”). At the close of our 2010 fiscal year, the noncontrolling owner had not made a required pro-rata capital contribution to the Partnership and as a result its ownership interest was diluted from 31 percent to 25 percent. Accordingly, following the Cooking Channel contribution, profits from the partnership were allocated to the noncontrolling owner at its reduced ownership percentage. In February 2011, the noncontrolling owner made the pro-rata contribution to the Partnership and its ownership interest was returned to the pre-dilution percentage as if the contribution had been made as of the date of the Cooking Channel contribution. The retroactive impact of restoring the noncontrolling owner’s interest in the Partnership increased net income attributed to noncontrolling interest $8.0 million in the first quarter of 2011. Year-to-date net income attributable to SNI was decreased $4.7 million, $.03 per share.

2. SEGMENT INFORMATION

We determine our business segments based upon our management and internal reporting structure. We manage our operations through one reportable operating segment, Lifestyle Media.

Lifestyle Media includes our national television networks, Food Network, HGTV, Travel Channel, DIY Network, Cooking Channel and Great American Country (“GAC”). Lifestyle Media also includes websites that are associated with the aforementioned television brands and other Internet-based businesses serving food, home and travel related categories. The Food Network and Cooking Channel are included in the Food Network Partnership of which we own approximately 69%. We also own 65% of Travel Channel. Each of our networks is distributed by cable and satellite distributors and telecommunication service providers.

The results of businesses not separately identified as reportable segments are included within our corporate and other caption. Corporate and other includes the results of the lifestyle-oriented channels we operate in Europe, the Middle East, Africa and Asia, operating results from the international licensing of our national networks’ programming, and other interactive and digital business initiatives that are not associated with our Lifestyle Media or international businesses.

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Refer to Note 4—Non-GAAP Financial Measures, for reconciliations to GAAP measures.

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

Information regarding the operating performance of our business segments and a reconciliation to our results of operations is as follows:

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2012	2011	Change	2012	2011	Change
Segment operating revenues:
Lifestyle Media	$551,917	$496,257	11.2%	$1,671,516	$1,497,163	11.6%
Corporate and other /intersegment eliminations	14,269	7,487	90.6%	31,001	21,396	44.9%

Total operating revenues	$566,186	$503,744	12.4%	$1,702,517	$1,518,559	12.1%

Segment profit (loss):
Lifestyle Media	$273,033	$235,741	15.8%	$848,089	$769,205	10.3%
Corporate and other	(21,967)	(17,270)	27.2%	(73,107)	(49,383)	48.0%

Total segment profit	251,066	218,471	14.9%	774,982	719,822	7.7%
Depreciation and amortization of intangible assets	(28,978)	(22,736)	27.5%	(79,432)	(66,471)	19.5%
Gains (losses) on disposal of property and equipment	(16)	82		(102)	63
Interest expense	(12,518)	(9,157)	36.7%	(37,945)	(26,348)	44.0%
Equity in earnings of affiliates	11,240	7,035	59.8%	46,267	29,717	55.7%
Miscellaneous, net	1,667	(23,972)		12,689	(23,504)

Income from continuing operations before income taxes	$222,461	$169,723	31.1%	$716,459	$633,279	13.1%

Operating results from our international operations and the costs associated with other interactive and digital business initiatives increased the segment loss at corporate and other by $5.4 million in the third quarter of 2012 and $17.2 million for the year-to-date period of 2012 compared with $2.1 million in the third quarter of 2011 and $4.3 million for the year-to-date period of 2011.

3. SUPPLEMENTAL FINANCIAL INFORMATION

Our Lifestyle Media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of its content to third parties, the licensing of its brands for consumer products such as books and kitchenware, and from the sale of advertising on our Lifestyle Media affiliated websites.

Supplemental information for Lifestyle Media is as follows:

	Three months ended			Nine months ended
	September 30,			September 30,
(in thousands)	2012	2011	Change	2012	2011	Change
Operating revenues by brand:

Food Network	$198,872	$180,008	10.5%	$616,162	$541,539	13.8%
HGTV	195,363	180,663	8.1%	586,073	541,193	8.3%
Travel Channel	68,893	62,579	10.1%	209,254	194,881	7.4%
DIY Network	29,852	23,693	26.0%	91,221	76,080	19.9%
Cooking Channel	21,643	16,580	30.5%	63,863	47,781	33.7%
GAC	6,945	6,063	14.5%	16,927	18,423	(8.1)%
Digital Businesses	27,726	24,695	12.3%	78,446	71,470	9.8%
Other	2,623	2,081	26.0%	9,767	6,512	50.0%
Intrasegment eliminations		(105)		(197)	(716)

Operating revenues by type:

Advertising	$374,583	$342,876	9.2%	$1,145,017	$1,037,529	10.4%
Network affiliate fees, net	168,353	146,411	15.0%	500,816	436,817	14.7%
Other	8,981	6,970	28.9%	25,683	22,817	12.6%

Subscribers (1):

Food Network				99,100	99,400	(0.3)%
HGTV				98,400	98,600	(0.2)%
Travel Channel				94,200	94,600	(0.4)%
DIY Network				57,100	53,500	6.7%
Cooking Channel				59,200	57,400	3.1%
GAC				61,700	59,200	4.2%

(1)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.

4. NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with GAAP provided in this release, the Company has presented segment profit. A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2012	2011	2012	2011
Operating income	$222,072	$195,817	$695,448	$653,414
Depreciation and amortization of intangible assets:
Lifestyle Media	26,602	22,226	73,919	64,931
Corporate and other	2,376	510	5,513	1,540

Losses (gains) on disposal of property and equipment:
Lifestyle Media	17	(82)	103	(63)
Corporate and other	(1)		(1)

Total segment profit	$251,066	$218,471	$774,982	$719,822

The Company defines free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. The Company measures free cash flow as it believes it is an important indicator for management and investors as to the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2012	2011	2012	2011
Segment profit	$251,066	$218,471	$774,982	$719,822
Income taxes paid	(100,154)	(54,689)	(254,746)	(137,382)
Interest paid	(15,154)	(16,503)	(39,599)	(32,689)
Working capital and other	51,544	32,618	(47,040)	(17,559)

Cash provided by continuing operating activities	187,302	179,897	433,597	532,192
Dividends paid to noncontrolling interests	(15,341)	(13,996)	(148,181)	(58,676)
Additions to property and equipment	(14,968)	(12,480)	(34,058)	(37,355)

Free cash flow	$156,993	$153,421	$251,358	$436,161

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.